EXHIBIT 10.3
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of _________, 2010, by and among Generation Zero Group, Inc., a Nevada corporation (the “Company” of “Debtor”) and Scientigo, Inc., a Delaware Corporation, as collateral agent (the “Collateral Agent”) for the benefit of the holders of the Notes (defined below) and their respective endorsees, transferees and assigns (collectively, the “Secured Party” or “Secured Parties”).  Each of the holders of the Notes and their respective endoresees, transferees and assigns is a Secured Party under this Agreement, but each Secured Party may act under this Agreement only through the Collateral Agent and actions or consents which may be granted under this Agreement by the Secured Party are taken or granted exclusively by the Collateral Agent or its successor in interest.  The Secured Parties have authorized the Collateral Agent to act on their behalf, and for their benefit, as Collateral Agent under this Agreement.

W I T N E S S E T H:

WHEREAS, each of the Secured Parties have entered into Promissory Notes with the Company (the “Notes”) in an aggregate amount of $3,070,249.62; and

WHEREAS, in order to induce the Secured Party to enter into the Notes, the Company has agreed to execute and deliver to the Secured Party this Agreement for the benefit of the Secured Party and to grant to it a first priority security interest in certain property of Company to secure the prompt payment, performance and discharge in full of all of Company’s obligations under the Notes; and

WHEREAS, the Secured Parties have appointed Scientigo, Inc. to act as collateral agent for the Secured Parties;

WHEREAS, this Agreement is one of three Security Agreements securing the prompt payment of the Notes: the Notes are secured by security interests in the following collateral: (a) an “all assets” security interest, granted by Generation Zero, in Generation Zero’s personal property, including a security interest in Generation Zero’s 40% membership interest in Generation Zero Sub, LLC (which security interest is junior in priority to a subsequent “purchase money security interest” under Article 9 of the UCC); (b) a security interest, granted by Generation Zero Sub, in Generation Zero Sub 100% stock ownership of URL Holding, which owns the find.com URL, and (c) a security interest, granted by URL Holding, in all of its personal property, including in the find.com URL.  Scientigo will act as your collateral agent.  Each of such security interests is created under a written security agreement between the Collateral Agent, on behalf of the Secured Parties, and the grantor of the security interest.

WHEREAS, the holders of Notes authorized the Collateral Agent to serve as such in the Master Noteholder Consent to Acceptance of Collateral and Agreement;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.           Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC.

(a)           “Collateral” means all tangible and intangible assets of Grantor, including, without limitation, the following properties, assets and rights of Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof:  all personal and fixture property of every kind and nature, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, intellectual property, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

(b)           “Obligations” means all of the Company’s obligations under this Agreement and the Notes, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

(c)           “UCC” means the Uniform Commercial Code, as currently in effect in the State of Georgia.

2.           Grant of Security Interest.  As an inducement for the Secured Party to enter into the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Party, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the Collateral (the “Security Interest”).

3.           Representations, Warranties, Covenants and Agreements of the Company.  The Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a)           The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

(b)           The Company is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the  Collateral.  So long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement).

(c)           No part of the Collateral has been judged invalid or unenforceable.  No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(d)           This Agreement creates in favor of the Secured Party a valid security interest in the Collateral securing the payment and performance of the Obligations.

(e)           The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by which the Company is bound.  No consent (including, without limitation, from stock holders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

(f)           The Company shall safeguard and protect all Collateral for the account of the Secured Party.  At the request of the Secured Party, the Company will sign and deliver to the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Secured Party and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Party from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

(g)           The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, provided that the Company may grant a “purchase money security interest” under UCC Article 9.

(h)           The Company shall promptly execute and deliver to the Secured Party such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Party may from time to time reasonably request to perfect, protect or enforce its security interest in the Collateral.

(i)           The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

(j)           Until the Notes are paid in full, Collateral Agent shall have the right to appoint two managers (directors) of Find.com URL Holding, LLC under the Third Operating Agreement of Find.com URL Holding, LLC.  The initial managers (directors) shall be Ronald Attkisson and Cynthia White, who may be removed by the Collateral Agent for any or no reason and may resign at any time by sending written notice to the Company and to Collateral Agent.  The managers (directors) are entitled to reasonable compensation for their role as managers (directors) and advisors under the Asset Purchase Agreement between Generation Zero Group, Inc. and Scientigo on the same basis as other advisory board members.  As provided in the Third Operating Agreement, until the Notes are paid in full, the Third Operating Agreement may not be amended and that actions set forth in Section 6.10 thereof require the consent of the Collateral Agent.  The restrictions in Section 6.10 do not apply to Generation Zero Group, Inc.

(k)           Covenants Concerning Debtor's Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

4.           Defaults.  The following events shall be “Events of Default”:

(a)           The occurrence of an Event of Default (as defined in the Notes) under the Notes; and

(b)           The failure by the Company to observe or perform any of its material obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Secured Party.

5.           Rights and Remedies Upon Default.  Except as provided in the Notes, upon occurrence of any Event of Default and at any time thereafter, the Secured Party shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Party shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located).  Without limitation, the Secured Party shall have the following rights and powers:

(a)           The Secured Party shall have the right to take possession of the Collateral.

(b)           The Secured Party shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Party may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

6.           Applications of Proceeds.  The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Party in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the Company any surplus proceeds.  If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of 14% per annum (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

7.           Costs and Expenses.  The Company agrees to pay all out-of-pocket fees, costs and expenses incurred in connection with any filing which may be required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Party.  The Company shall also pay all other claims and charges which in the reasonable opinion of the Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein.  The Company will also, upon demand, pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Notes.  Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

8.           Security Interest Absolute. All rights of the Secured Party and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes, or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes, or any other agreement entered into in connection with the foregoing; (c)  any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interest granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance.  In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  The Company waives all right to require the Secured Party to proceed against any other person or to apply any Collateral which the Secured Party may hold at any time, or to pursue any other remedy.  The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

9.           Term of Agreement.  This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full and all other Obligations have been paid or discharged.  Upon such termination, the Secured Party, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement.

10.           Power of Attorney; Further Assurances.

(a)           The Company authorizes the Secured Party, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) to sign and endorse any UCC financing statement, assignments, verifications and notices relating to the Collateral; (ii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iii) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (iv) generally, to do, at the option of the Secured Party, and at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, and the Notes, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(b)           The Company hereby irrevocably appoints the Secured Party as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

11.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing, with copies to all the other parties hereto, and shall be deemed to have been duly given when (i) if delivered by hand, upon receipt, (ii) if sent by facsimile, upon receipt of proof of sending thereof, (iii) if sent by nationally recognized overnight delivery service (receipt requested), the next business day or (iv) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, four days after posting in the U.S. mails, in each case if delivered to the following addresses:

If to the Company:                               Generation Zero Group, Inc.
Attn: Matthew Krieg
Five Concourse Parkway
Suite 2925
Atlanta  GA  30328
Phone: (770) 392-4898 ext 2742
Fax: (770) 392-5269

With copies to:                                    The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, TX 77401
Attention:   David M. Loev, Esq.
Telephone:  (713) 524-4110
Facsimile:   (713) 524-4122

If to the Secured Party:                       Scientigo, Inc.
PO Box 435
Mineral Springs, NC  28108
FAX: (704) 919-5463

12.           Miscellaneous.

(a)           No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)           All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)           This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.  Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the parties hereto.

(d)           In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable.  If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)           No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)           This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)           Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)           This Agreement shall be construed in accordance with the laws of the State of Georgia, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of Georgia in which case such law shall govern.  Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any Georgia State or United States Federal court sitting in Fulton county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Georgia State or Federal court.  The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto further waive any objection to venue in the State of Georgia and any objection to an action or proceeding in the State of Georgia on the basis of forum non conveniens.

(i)           EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL FOLLOWING SUCH CONSULTATION.  THIS WAIVER IS IRREVOCABLE, MEANING THAT, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(j)           This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k)           Scientigo, Inc. has been appointed collateral agent for all Secured Parties, with powers set forth on Exhibit A to the Master Noteholder Consent to Terms of Acceptance of Collateral and Agreement dated June __, 2010, to act on behalf of Secured Parties and Company may rely on the acts of Scientigo, Inc. as Collateral Agent until Company received written notice from Scientigo or the Secured Parties representing a majority of the outstanding principal of the Notes naming another party Collateral Agent so long as in all cases, there shall be one party and only one party acting as collateral agent.  Company may rely on the acts of the collateral agent as it exists from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this to be duly executed on the day and year first above written.

COMPANY

GENERATION ZERO GROUP, INC. (Nevada)

/s/ Matthew Krieg
Matthew Krieg
President

SECURED PARTY:

Scientigo, Inc., as
Collateral Agent for the
Holders of Notes

By: /s/ Hoyt Lowder
Hoyt Lowder
Director

By: /s/ Thomas Lovelace
Thomas Lovelace
Director